     As filed with the Securities and Exchange Commission on March 28, 2001
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                      Insight Communications Company, Inc.
             (Exact name of registrant as specified in its charter)



                Delaware                                 13-4053502
        (State of incorporation)                      (I.R.S. Employer
                                                    Identification Number)

                               810 Seventh Avenue
                            New York, New York 10019
                                 (917) 286-2300
              (Address of registrant's principal executive offices)

                              ---------------------

           INSIGHT COMMUNICATIONS COMPANY, INC. 1999 STOCK OPTION PLAN
                              (Full title of plan)

                               Michael S. Willner
                      President and Chief Executive Officer
                      Insight Communications Company, Inc.
                               810 Seventh Avenue
                            New York, New York 10019
                                 (917) 286-2300
            (Name, address and telephone number of agent for service)

                                 With a copy to:

                            Robert L. Winikoff, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700
                               Fax: (212) 768-6800

                                                CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                       Proposed Maximum
  Title of Securities to be        Amount to be       Offering Price Per        Proposed Maximum           Amount of
          Registered              Registered (1)             Share          Aggregate Offering Price   Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Class A common stock, $.01
  par value per share                5,000,000                (2)               $116,590,654 (2)            $29,148
=========================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction as well as an indeterminate number of additional securities that may become issuable as a result of terminated, expired or surrendered options.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee as follows:
         (i) in the case of shares of Class A common stock, par value $.01 per share, of Insight Communications Company, Inc. ("Class A Common Stock") granted under the Insight Communications Company, Inc. 1999 Stock Option Plan, the fee is calculated on the basis of the price at which such options may be exercised when vested and (ii) in the case of shares of Class A Common Stock for which options have not yet been granted and the option price is therefore unknown, the fee is calculated in accordance with Rule 457(c).

                                    Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Insight Communications Company, Inc. (the "Registrant") with the Securities and Exchange Commission ( File No. 0-26677) are incorporated herein by reference and made a part hereof:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) the Amendment to our Current Report on Form 8-K, dated January 5, 2001, filed with the SEC on March 23, 2001; and

     (c) Registrant's Registration Statement on Form 8-A containing a description of Registrant's Class A Common Stock, par value $.01 per share (the "Common Stock").

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's by-laws provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Registrant intends to enter into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

     The Registrant maintains policies of insurance under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption From Registration Claimed.

     Not Applicable

Item 8.  Exhibits.

4          Insight Communications Company, Inc. 1999 Stock Option Plan (1)
5          Opinion of Sonnenschein Nath & Rosenthal
23(a)      Consent of Ernst & Young LLP
23(b)      Consent of Sonnenschein Nath & Rosenthal (reference is made to
           Exhibit 5 herein)

---------------
(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-1, Registration Statement No. 333-78293, under the Securities Act of 1933 and incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that the undertakings set forth in paragraphs
               (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 28, 2001.

                           Insight Communications Company, Inc.

                           By: /s/ Michael S. Willner
                               -------------------------------------------------
                               Michael S. Willner, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

                 Signature                                          Title                                 Date
                 ---------                                          -----                                 ----
/s/ Sidney R. Knafel                          Chairman of the Board                                  March 28, 2001
---------------------------------------
Sidney R. Knafel

/s/ Michael S. Willner                        President, Chief Executive Officer and Director        March 28, 2001
---------------------------------------       (Principal Executive Officer)
Michael S. Willner

/s/ Kim D. Kelly                              Executive Vice President, Chief Financial and          March 28, 2001
---------------------------------------       Operating Officer and Director (Principal
Kim D. Kelly                                  Financial and Accounting Officer)

/s/ Thomas L. Kempner                         Director                                               March 28, 2001
---------------------------------------
Thomas L. Kempner

/s/ James S. Marcus                           Director                                               March 28, 2001
---------------------------------------
James S. Marcus

/s/ Prakash A. Melwani                        Director                                               March 28, 2001
---------------------------------------
Prakash A. Melwani

/s/ Daniel S. O'Connell                       Director                                               March 28, 2001
---------------------------------------
Daniel S. O'Connell